AS filed with the Securities and Exchange
     Commission on December 9, 1999            Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                GOLD RESERVE INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Canada                                         N/A
     --------------------------------                  --------------------
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

          926 West Sprague Avenue
                 Suite 200
            Spokane, Washington                                99201
     ----------------------------------------          --------------------
     (Address of principal executive offices)                (Zip Code)

                             GOLD RESERVE KSOP PLAN
                      ------------------------------------
                            (Full title of the plans)

                                 ROCKNE J. TIMM
                             926 West Sprague Avenue
                                    Suite 200
                            Spokane, Washington 99201
                                 (509) 623-1500
                      ------------------------------------
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                               JONATHAN B. NEWTON
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 4500
                               Dallas, Texas 75201
                                 (214) 978-3000

                                                                    Proposed maximum    Proposed maximum
                                                  Amount to be      offering price      aggregate              Amount of
      Title of securities to be registered (1)    registered        per share (2)       offering price (2)     registration fee
      -----------------------------------------   --------------    ----------------    -------------------    ----------------
      Class A Common Shares, no par value         300,000 Shares    $.75                $225,000               $60.00(3)
      Class A Common Share Purchase Rights        300,000 Rights    N/A                 N/A                    N/A

     (1) The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. (the "Company") being registered hereby relate to the Gold Reserve KSOP Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Class A Common Shares on December 1, 1999, as reported on the NASDAQ SmallCap Market.

     (3) In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

                           INCORPORATION BY REFERENCE

     The 300,000 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby were approved pursuant to the terms of the Plan by the Board of Directors and Shareholders of the Company on April 27, 1999 and June 29, 1999, respectively. Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements of Gold Reserve Corporation, as assumed by the Company as successor issuer, on Form S-8 as filed with the Securities and Exchange Commission are incorporated herein by reference: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and
     (d) Registration Statement on Form S-8 (Registration No. 033-35595).


     Item 8.  Exhibits
     -----------------
     The following are filed as exhibits to this Registration Statement:

     Exhibit
     Number     Description
     -------    ----------------------------------------------------------
     4.1        Gold Reserve KSOP Plan (incorporated by reference to Gold
                Reserve Corporation's Proxy Statement, dated June 14, 1994, which was mailed to Gold Reserve Corporation's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

     4.2 Restated Articles of Incorporation of the Company, filed November 20, 1998 (incorporated by reference to Exhibit No.
                3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.4 Rights Agreement, dated as of October 5, 1998, between the Company and Montreal Trust Company of Canada (incorporated by reference to Exhibit No. 4.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     Exhibit
     Number     Description
     -------    ----------------------------------------------------------
     4.5        Form of Certificate for the Class A Common Shares
                (incorporated by reference to Exhibit 4.4 to the Company's
                Registration Statement on Form S-4 (Registration No. 333-
                68061) filed with the Commission on November 27, 1998)

     5          Form of Opinion of Veale, Kilpatrick, Austring, Fendrick &
                Fairman*

     23.1 Consent of Veale, Kilpatrick, Austring, Fendrick & Fairman (See Exhibit 5)*

     23.2       Consent of PricewaterhouseCoopers LLP*
     ________________
     *Filed herewith.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on December 7, 1999.

                                   GOLD RESERVE INC.


                                   By:  /s/ Rockne J. Timm
                                        -----------------------------------
                                        ROCKNE J. TIMM
                                        Chairman of the Board, President
                                          and Chief Executive Officer


     POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to the Registration Statement as that attorney-in-fact may deem necessary or appropriate.


    Signature                         Title                                       Date
    --------------------------------  ------------------------------------------  -----------------
    /s/ Rockne J. Timm                Chairman of the Board, President, Chief
    --------------------------------  Executive Officer and Director (Principal
    ROCKNE J. TIMM                    Executive Officer)                          December 7, 1999


    /s/ Robert A. McGuinness          Vice President of Finance and Chief
    --------------------------------  Financial Officer (Principal Financial and
    ROBERT A. McGUINNESS              Accounting Officer)                         December 7, 1999


    /s/ A. Douglas Belanger
    --------------------------------  Executive Vice President and Director       December 7, 1999
    A. DOUGLAS BELANGER


    Signature                         Title                                       Date
    --------------------------------  ------------------------------------------  -----------------
    /s/ James P. Geyer
    --------------------------------  Senior Vice President and Director          December 7, 1999
    JAMES P. GEYER


    /s/ James H. Coleman
    --------------------------------  Director                                    December 7, 1999
    JAMES H. COLEMAN


    /s/ Patrick D. McChesney
    --------------------------------  Director                                    December 7, 1999
    PATRICK D. McCHESNEY


    /s/ Chris D. Mikkelsen
    --------------------------------  Director                                    December 7, 1999
    CHRIS D. MIKKELSEN


    /s/ Jean Charles Potvin
    --------------------------------  Director                                    December 7, 1999
    JEAN CHARLES POTVIN

     EXHIBIT INDEX

     Exhibit
     Number     Description
     -------    ----------------------------------------------------------
     4.1        Gold Reserve KSOP Plan (incorporated by reference to Gold
                Reserve Corporation's Proxy Statement, dated June 14, 1994, which was mailed to Gold Reserve Corporation's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

     4.2 Restated Articles of Incorporation of the Company, filed November 20, 1998 (incorporated by reference to Exhibit No.
                3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.4 Rights Agreement, dated as of October 5, 1998, between the Company and Montreal Trust Company of Canada (incorporated by reference to Exhibit No. 4.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.5        Form of Certificate for the Class A Common Shares
                (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     5          Form of Opinion of Veale, Kilpatrick, Austring, Fendrick &
                Fairman*

     23.1 Consent of Veale, Kilpatrick, Austring, Fendrick & Fairman (See Exhibit 5)*

     23.2       Consent of PricewaterhouseCoopers LLP*
     ________________
     *Filed herewith.